UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 15, 2012

(Date of earliest event reported)

VISTA GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

Yukon Territory, Canada
(State or Other Jurisdiction of Incorporation)

1-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

7961 SHAFFER PARKWAY, SUITE 5, LITTLETON, COLORADO 80127

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operation and Financial Condition

On March 15, 2012, the registrant provided an overview of the Company’s recent operating highlights and selected financial results for the year ended December 31, 2011.  The Company’s full financial results can be found in the Company’s Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) and the Canadian securities regulatory authorities on March 14, 2012.

Recent Highlights Include:

•                  On March 12, 2012, the Company announced initial results from its resource conversion drilling program, which is in progress at its Mt. Todd gold project, and its decision to build a project development team and to evaluate the potential for a larger project as its definitive feasibility study nears completion;

•                  Vista announced on February 27, 2012 the initial results of a drilling program, in progress at its Guadalupe de los Reyes gold/silver project.  The program is designed to provide information for a Preliminary Economic Assessment study of the shallow gold and silver resources and to test exciting deeper high grade gold and silver extensions to the vein system;

•                  On February 7, 2012, Vista and Invecture Group S.A. de C.V. (“Invecture”) entered into an earn-in right agreement (the “Earn-in Right Agreement”) with respect to Vista’s Concordia gold project in Baja California Sur, Mexico.  Under the terms of the Earn-in Right Agreement, Invecture made a non-refundable payment of $2 million in exchange for the right to earn a 60% interest (subject to adjustment) in Desarrollos Zapal S.A. de C.V.  See our press release dated February 7, 2012 for additional information on the Earn-in Right Agreement;

•                  Vista remains debt free after repaying its $23-million convertible notes in March 2011 and has $17.9 million in cash at December 31, 2011;

•                  The fair value of the Company’s investment in Midas Gold Corp. (“Midas”) was estimated at $119.9 million at December 31, 2011, an increase of $9.6 million for the three months then ended; and

•                  Vista appointed Fred Earnest as Chief Executive Officer of the Company effective January 1, 2012.

Highlights for 2011 Include:

•                  Increased estimated gold resources at Mt. Todd announced on September 6, 2011;

•                  Public offering of 9,000,000 common shares on April 20, 2011;

•                  Completion of the combination with Midas Gold Inc. on April 6, 2011 and its subsequent initial public offering on July 14, 2011;

•                  Repayment of Vista’s convertible notes on March 4, 2011; and

•                  Results of a new Preliminary Feasibility Study at Mt. Todd announced on January 4, 2011.

Summary of 2011 Financial Results

For the year ended December 31, 2011, Vista reported net income of $51.5 million, or $0.75 per share ($0.74 per share on a fully diluted basis), compared to a net loss of $20 million, or $0.42 per share ($0.42 per share on a fully diluted basis), for the year ended December 31, 2010.  Results for the year ended December 31, 2011 benefited from the unrealized gain of approximately $77.8 million that was recognized upon the completion of the combination (the “Combination”) of Vista’s and Midas Gold Inc.’s assets in the Yellow Pine-Stibnite District in Idaho and the increase in the estimated fair value of its investment in Midas of $37.3 million.  The value of the investment in Midas is estimated based on quoted market prices of Midas’ shares, discounted to the extent considered necessary to account for the regulatory holding period applicable to those shares.  These increases in Vista’s net income were partially offset by the $35.5 million increase in deferred tax expense and the increase in exploration, property evaluation and holding costs of $8.3 million, which were incurred for the feasibility study being undertaken at the Mt. Todd gold project.

The Company’s balance sheet at December 31, 2011 benefited from its investment in Midas, which was recorded at a fair value estimated at $119.9 million on that date.  This increase was offset by the net deferred tax liability of about $35.5 million associated with unrealized gains that were recognized upon the completion of the Combination and for the increase in the estimated fair value of the investment in Midas.  Vista’s cash and cash equivalents were primarily impacted by the repayment of $23 million in convertible notes on March 4, 2011, the approximate $29 million that was raised on April 20, 2011 in the Company’s public offering of 9,000,000 shares of its common stock, the $3.6 million cash that was invested in Midas and the approximate $25 million of cash that was used in operating activities, of which about $21.8 was incurred on exploration, property evaluation and holding costs on Vista’s core projects.

The following table summarizes Vista’s selected financial data.  To review the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 that includes the annual financial statements of the Company for the year ended December 31, 2011 and the related Management’s Discussion and Analysis, visit any of the following websites:  www.sedar.com, www.sec.gov or www.vistagold.com.

All dollar amounts in this press release are in United States dollars, except dollar amounts (other than per share data) in the following table, which are in thousands of United States dollars.

	Year Ended December 31,
Selected Financial Data	2011	2010

Results of operations:
Net income/(loss)	$51,546	$(20,020)
Basic earnings/(loss) per share	0.75	(0.42)
Diluted earnings/(loss) per share	0.74	(0.42)

Cash flows:
Net cash used in operating activities	(24,990)	(17,093)
Net cash used in investing activities	(4,044)	(2,364)
Net cash provided by financing activities	7,069	30,887

	December 31,
Financial Position	2011		2010

Current assets	$20,170		$42,625
Total assets	180,603		82,972
Current liabilities	3,223		24,630
Total liabilities	39,380	(a)	24,630
Shareholders’ equity	141,223		58,342

Working capital	16,947		17,995

(a) Consists primarily of the net deferred tax liability of 35,522

Management Conference Call

A conference call with management to review our financial results for the year ended December 31, 2011 and to discuss corporate and project activities is scheduled for Monday, March 19, 2012 at 10:00 a.m. MDT.

Toll-free in North America:  1-866-443-4188

International:  416-849-6196

This call will also be web-cast and can be accessed at the following web location

http://www.snwebcastcenter.com/event/?event_id=2647

This call will be archived and available at www.vistagold.com after March 19, 2012.  Audio replay will be available for 21 days by calling toll-free in North America:  1-866-245-6755, passcode 420604.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01  Regulation FD

On March 15, 2012, the Registrant issued a press release providing an overview of the Company’s recent operating highlights and selected financial results for the year ended December 31, 2011.  A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Exhibits

99.1         Press Release dated March 15, 2012*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA GOLD CORP.
(Registrant)

Dated: March 16, 2012	By:	/s/Terri L. Eggert
Terri L. Eggert
Interim Chief Financial Officer